EXHIBIT 10.3

ADVISORY SERVICES AGREEMENT

             THIS ADVISORY SERVICES AGREEMENT (this “Agreement”) is made as of March 18, 2013 (the “Effective Date”) by and between Sigma Capital Advisors, LLC, a Delaware limited liability company (the “Service Provider”), and Onstream Media Corporation, a Florida corporation (the “Company”).

WITNESSETH:

            WHEREAS, as of the Effective Date, Sigma Opportunity Fund II, LLC (“Sigma Fund”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with the Company and each other Borrower pursuant to which, among other things, Sigma Fund purchased a Note issued by the Borrower, upon the terms and subject to the conditions thereof;

            WHEREAS, it is a condition to the Purchase Agreement that the Company enter into this Agreement with Service Provider;

            WHEREAS, Service Provider, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions, governance and other matters relating to the business of the Company; and

            WHEREAS, the Company desires to avail itself of the expertise of Service Provider in the aforesaid areas.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.         DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

2.         APPOINTMENT.The Company hereby engages Service Provider, and Service Provider hereby agrees under the terms and conditions set forth herein, to provide certain Services to the Company, the Borrower and their Subsidiaries as described in Section 4 hereof.

3.         TERM. The term of the Agreement (the “Term”) shall commence on the Effective Date and shall continue until the later of (i) the date the Note is paid in full, or (ii) the date that either party gives a notice of termination to the other.  Notwithstanding the foregoing, the provisions of Sections 5(c), 6, 8, 9 and 11 shall survive termination of this Agreement.

4.         DUTIES OF THE SERVICE PROVIDER. The Service Provider shall provide the Company, the Borrower and the Subsidiaries with business, finance and organizational strategy, advisory, consulting and other services as mutually agreed from time to time by the Company and the Service Provider (collectively, the “Services”) related to the business of the Company, the Borrowers and the Subsidiaries. The Services will be provided at such times and places as may mutually be agreed from time to time by the Company and Service Provider.

5.         COMPENSATION; EXPENSES.

                        (a)        In consideration of the performance of the Services, (i) the Company shall pay to Service Provider an amount equal to $55,000 in cash on the Effective Date, which amount shall be withheld from the Purchase Price at Closing, and an additional amount in the aggregate of $20,000 shall be payable in cash in equal installments of $5,000 on each of April 30, 2013, May 31, 2013, June 30, 2013 and July 31, 2013 (collectively, the “Advisory Fee”) and (ii) the Company shall issue to Service Provider 60,000 shares of Common Stock (the “Advisory Shares”) on the Effective Date.  The Advisory Shares shall be subject to adjustment for any reorganizations, stock splits, stock dividends, or other similar transactions occurring after the Closing Date.

                        (b)        The Service Provider shall be reimbursed for its reasonable out-of-pocket expenses incurred in connection with the performance of the Services, provided such expenses shall be pre-approved in writing by the Company.

            (c)        Service Provider may from time to time identify and introduce the Company to potential M&A, joint venture or financing opportunities (each an “Investment Opportunity”) and/or investors to participate in any of the foregoing Investment Opportunities with the Company (the “Service Provider Investors”).  To the extent that the Company, without assistance from Service Provider, identifies and arranges an initial meeting with a prospective investor or an Investment Opportunity, such person shall not be a Service Provider Investor or Investment Opportunity hereunder.  In consideration therefor, the Company will pay to Service Provider at the time of closing of any such Investment Opportunity or other transaction involving a Service Provider Investor that resulted within one year from the initial introduction by Service Provider to Company, a cash finders’ fee equal to 3% of the aggregate consideration relating to the Investment Opportunity or received by the Company from a Service Provider Investor in any such transaction, including cash, equity securities, debt securities, and any other form of payment made to Company or Company obligation assumed or retired.  Any non-cash form of consideration shall be deemed to have a value equal to its fair market value at the time of closing as mutually agreed by the parties hereto.If at the time of Service Provider’s introduction, the Company has a pre-existing relationship or is already engaged in discussions with a Service Provider Investor or regarding an Investment Opportunity, then the finders’ fee shall not apply. In all cases, Service Provider shall obtain written approval from an authorized officer of the Company prior to making an introduction and a list of the Service Provider Investors or Investment Opportunities for which Service Provider may be entitled to compensation hereunder shall be set forth on Exhibit A attached hereto (as the same may be modified and amended from time to time by the parties) and made a part hereof and confirmed in writing by an authorized officer of the Company.Notwithstanding anything contained herein to the contrary, this Section 5(c) shall survive for a period of twelve months following the termination of this Agreement.

6.         INDEMNIFICATION.

            (a)  In the event that Service Provider or any of its Affiliates, principals, managers, partners, directors, stockholders, employees, agents and representatives (collectively, the “Service Provider Indemnified Parties”) becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with the Services, the Company will indemnify and hold harmless the Service Provider Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in connection with this Agreement or the Services, activities and decisions hereunder,and will periodically reimburse Service Provider Indemnified Parties for their expenses as described above, except that the Company will not be obligated to so indemnify any Service Provider Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Service Provider Indemnified Party directly result from the gross negligence or willful misconduct of such Service Provider Indemnified Party as admitted in any settlement by such Service Provider Indemnified Party or held in any final, non-appealable judicial or administrative decision.  In connection with such indemnification, the Company will promptly remit or pay to Service Provider Indemnified Party any amounts which the Service Provider Indemnified Party certifies to the Company in writing are payable to Service Provider Indemnified Party hereunder.  The reimbursement and indemnity obligations of the Company under this Section 6(a) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Service Provider Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each Service Provider Indemnified Party.

            (b)        In the event that the Company or any of its Affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the "Company Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with the Services, the Service Provider will indemnify and hold harmless the Company Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of the gross negligence or willful misconduct of Service Provider, and will periodically reimburse Company Indemnified Parties for their expenses as described above.  In connection with such indemnification, the Service Provider will promptly remit or pay to Company Indemnified Party any amounts which the Company Indemnified Party certifies to the Service Provider in writing are payable to Company Indemnified Party hereunder. The reimbursement and indemnity obligations of the Service Provider under this Section 6(b) shall be in addition to any liability which the Service Provider may otherwise have, shall extend upon the same terms and conditions to any Company Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Service Provider and each Company Indemnified Party.

7.         INDEPENDENT CONTRACTOR.Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Service Provider shall be an independent contractor pursuant to this Agreement.No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party hereto or to bind any other party hereto to any contract, agreement or undertaking with any third party.

8.         LIABILITY. The Service Provider is not and never shall be liable to any creditor of the Company, the Borrower or their Subsidiaries or Affiliates, and the Company agrees to indemnify and hold harmless all Service Provider Indemnified Parties from and against any and all such claims of alleged creditors of the Company, the Borrower and their Subsidiaries or Affiliates and against all costs, charges and expenses (including attorneys’ fees and expenses) incurred or sustained by any Service Provider Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company.Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that Service Provider and its partners, principals, shareholders, directors, officers, employees and Affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through the Company or any of its Subsidiaries or offer such acquisitions, business transactions or other opportunities to the Company or any of its Subsidiaries and shall be free to perform services similar to the Services for the account of others, including companies that may be in competition with the business conducted by the Company and its Subsidiaries.

            9.         ADVISORY SHARES.  In connection with the issuance of the Advisory Shares to the Service Provider:

            (a)        Service Provider represents and warrants to the Company as follows:

                        (i)         Service Provider is acquiring the Advisory Shares for its own account and with the present intention of holding the Advisory Shares for the purposes of investment, and not with a view towards, or for resale in connection with, the public sale or distribution thereof;

                        (ii)        Service Provider, as of the date hereof, is an “accredited investor” as that term is defined in Rule 501 of Regulation D.Service Provider, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Advisory Shares, and has so evaluated the merits and risks of such investment. Service Provider is able to bear the economic risk of an investment in the Advisory Shares and, at the present time, is able to afford a complete loss of such investment;

                        (b)        The Company represents and warrants to the Service Provider that the Advisory Shares have been duly authorized and, upon issuance of the Advisory Shares, will be duly and validly issued, fully paid and non-assessable.There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Advisory Shares.The Common Stock is quoted on the OTC Market’s OTCQB Marketplace.The Company knows of no reason that the Advisory Shares will be ineligible for trading on the OTC Market’s OTCQB Marketplace.

                        (c)        Certain Covenants.

                                    (i)        The Service Provider acknowledges and agrees that the Advisory Shares have not been and, except as provided in Section 11 of this Agreement, are not being registered under the provisions of the 1933 Act or any state securities laws, and that the Advisory Shares may not be transferred unless registered under the 1933 Act or an exemption from registration applies.

                                    (ii)

                                                (A) The Service Provider acknowledges and agrees that, until such time as the Advisory Shares are registered under the 1933 Act or an exemption from registration applies, the Advisory Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Advisory Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                                (B)  Once a registration statement filed by the Company for the Advisory Shares has been declared effective or particular shares are eligible for resale pursuant to Rule 144 under the 1933 Act without restriction, thereafter, upon request of the Service Provider, the Company will substitute certificates without restrictive legend for certificates for any such shares issued prior to the time of such eligibility which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three business days after surrender of such certificates by the Service Provider. Service Provider agrees to sell or otherwise transfer the Advisory Shares only in compliance with applicable law.

                                    (iii)       Not used.

                                    (iv)       Not used.

                                    (v)        Each of the Company and Service Provider agree to perform, from time to time, such other acts and to execute, acknowledge and deliver such other agreements, instruments, certificates and other documents as may be reasonably necessary in order to effectuate the transactions contemplated by this Agreement and to afford the Service Provider and Sigma Fund the full benefits with respect to the Advisory Shares.

                                    (vi)       Each of the Company and the Service Provider agree that the provisions of Section 5(k) (Additional Share Issuances) and Section 7 (Piggy Back Registration Rights) of the Purchase Agreement are incorporated by reference herein as if fully set forth herein with respect to the Advisory Shares (to the extent of Service Provider’s ownership interest therein).

10.       CORPORATE AUTHORIZATION.In connection herewith, each of the Company and Service Provider represents and warrants to the other, that each of the Company and Service Provider has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized and validly executed and delivered by each of the Company and Service Provider and constitutes the valid, legal and binding agreement of each of the Company and Service Provider, enforceable against each of them in accordance with its terms.

11.       ASSIGNMENT.No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Service Provider may assign its rights and obligations under this Agreement to any of its Affiliates with the consent of the Company which shall not be unreasonably withheld.

12.       SUCCESSORS.This Agreement and all the obligations and benefits hereunder shall inure to, and be binding upon, the successors and permitted assigns of the parties hereto.

13.       COUNTERPARTS.  This Agreement may be executed and delivered by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

14.       ENTIRE AGREEMENT; MODIFICATION. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein.  No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party.

15.       NOTICES.  Any and all notices or service of process required or permitted hereunder shall be in writing given as follows:

                           if to the Company:

                                       Onstream Media Corporation

                                       1291 SW 29th Avenue

                                       Pompano Beach, Florida 33069

                                       Attn: Chief Executive Officer

                                       Fax: (954) 917-6660

                           if to Service Provider:

                                       Sigma Capital Advisors, LLC

                                       800 Third Avenue, Suite 1701

                                       New York, New York 10022

                                       Attn: Thom Waye

                                       Fax: (212) 292-2685

               Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any party may give any notice or other communication hereunder by personal delivery or using a nationally recognized overnight courier service, telecopy, or telex. Any party may change the address to which notices, service of process, requests, demands, claims, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

16.       GOVERNING LAW; JURISDICTION AND VENUE.  All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.Each of the Company and Service Provider agrees that any action, proceeding or claim it commences against the other party pursuant to this Agreement shall be brought in a court of the State of New York located within New York County, or in the United States District Court for the Southern or Eastern Districts of New York.  Each of the Company and Service Provider irrevocably and unconditionally commits to the in personam jurisdiction of such courts and waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in such court, that such court does not have jurisdiction over the person of such party.  In any suit, action or proceeding, each of the Company and Service Provider waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 16 hereof. Each of the Company and Service Provider agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

17.       NO THIRD PARTY BENEFICIARIES.Except as provided in Sections 6 and 8 hereof, this Agreement is for the sole benefit of the parties hereto and Sigma Opportunity Fund II, LLC, and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have signed this Advisory Services Agreement as of the day and year first above written.

SIGMA CAPITAL ADVISORS, LLC

By: /s/ Thom Waye

Name:ThomWaye

Title:   Manager

ONSTREAM MEDIA CORPORATION

By: /s/ Randy Selman

Name: Randy Selman

                                    Title: President

Accepted and Agreed:

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its managing member

By: /s/ Thom Waye

      Thom Waye

       Manager

[Advisory Services Agreement]